Exhibit 99.1

Seneca Foods Reports Sales and Earnings for the Quarter and Nine Months Ended December 26, 2020

MARION, N.Y. February 3, 2021 -- Seneca Foods Corporation (NASDAQ: SENEA, SENEB) today announced financial results for the third quarter and nine months ended December 26, 2020.

Highlights (vs. year-ago, third quarter results):

■	Net sales increased 23.3% to 484.4 million.
■	Gross margin percentage increased from 13.3% to 16.0% as compared to the prior year three months due to higher selling prices and higher sales volume in the third quarter of 2021.

“Our results for the quarter reflect the gain on sale of our prepared foods business as well as continued strong sales in our core business. I remain humbled by the dedication of all of our loyal employees during the pandemic as we continue to help do our part in meeting customer needs with our products.” stated Paul Palmby, President and Chief Executive Officer.

Highlights (vs. year-ago, year-to-date results):

■	Net sales increased 13.1% to $1,162.9 million.
■	Gross margin percentage increased from 9.3% to 15.1% as compared to the prior year year-to-date mostly due to higher selling prices and higher sales volume in the first nine months of 2021.

About Seneca Foods Corporation

Seneca Foods is one of North America’s leading providers of packaged fruits and vegetables, with facilities located throughout the United States. Its high quality products are primarily sourced from over 1,600 American farms. Seneca holds the largest share of the retail private label, food service, and export canned vegetable markets, distributing to over 90 countries.   Products are also sold under the highly regarded brands of Libby’s®, Aunt Nellie’s®, Green Valley®, CherryMan®, READ®, and Seneca labels, including Seneca snack chips.  Seneca’s common stock is traded on the Nasdaq Global Stock Market under the symbols “SENEA” and “SENEB”. SENEA is included in the S&P SmallCap 600, Russell 2000 and Russell 3000 indices.

Non-GAAP Financial Measures—Operating Income Excluding LIFO and Plant Restructuring Impact, EBITDA and FIFO EBITDA

Operating income excluding LIFO and plant restructuring, EBITDA and FIFO EBITDA are non-GAAP financial measures. The Company believes these non-GAAP financial measures provide a basis for comparison to companies that do not use LIFO or have plant restructuring to enhance the understanding of the Company’s historical operating performance. The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Set forth below is a reconciliation of reported Operating Income excluding LIFO and plant restructuring.

	Quarter Ended		Nine Months Ended
	In millions		In millions
	12/26/2020	12/28/2019	12/26/2020	12/28/2019
	FY 2021	FY 2020	FY 2021	FY 2020

Operating income, as reported:	$90.6	$33.1	$148.5	$43.4

LIFO credit	(4.7)	(11.3)	(4.3)	(7.5)

Plant restructuring (credit) charge	(0.1)	0.8	0.2	6.7

Operating income, excluding LIFO and plant restructuring impact	$85.8	$22.6	$144.4	$42.6

Set forth below is a reconciliation of reported net earnings to EBITDA and FIFO EBITDA (earnings before interest, income taxes, depreciation, amortization, non-cash charges and credits related to the LIFO inventory valuation method). The Company does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

	Nine Months Ended
EBITDA and FIFO EBITDA:	December 26, 2020	December 28, 2019
	(In thousands)

Earnings from continuing operations	$111,271	$30,166
Income tax expense	29,479	9,357
Interest expense, net of interest income	4,586	9,183
Depreciation and amortization	24,302	22,644
Interest amortization	(206)	(209)
LIFO EBITDA	169,432	71,141
LIFO credit	(4,268)	(7,457)
FIFO EBITDA	$165,164	$63,684

Forward-Looking Information

The information contained in this release contains, or may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this release and include statements regarding the intent, belief or current expectations of the Company or its officers (including statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates” or similar expressions) with respect to various matters.

Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on such statements, which speak only as of the date the statements were made. Among the factors that could cause actual results to differ materially are:

●	general economic and business conditions;
●	cost and availability of commodities and other raw materials such as vegetables, steel and packaging materials;
●	transportation costs;
●	climate and weather affecting growing conditions and crop yields;
●	availability of financing;
●	leverage and the Company’s ability to service and reduce its debt;
●	potential impact of COVID-19 related issues at our facilities;
●	foreign currency exchange and interest rate fluctuations;
●	effectiveness of the Company’s marketing and trade promotion programs;
●	changing consumer preferences;
●	competition;
●	product liability claims;
●	the loss of significant customers or a substantial reduction in orders from these customers;
●	changes in, or the failure or inability to comply with, United States, foreign and local governmental regulations, including environmental and health and safety regulations; and
●	other risks detailed from time to time in the reports filed by the Company with the SEC.

Except for ongoing obligations to disclose material information as required by the federal securities laws, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of the filing of this report or to reflect the occurrence of unanticipated events.

Contact:

Timothy J. Benjamin, Chief Financial Officer

315-926-8100

Seneca Foods Corporation
Unaudited Selected Financial Data

For the Periods Ended December 26, 2020 and December 28, 2019
(In thousands of dollars, except share data)

	Third Quarter		Year-to-Date
	Fiscal 2021	Fiscal 2020	Fiscal 2021	Fiscal 2020

Net sales	$484,392	$392,971	$1,162,851	$1,027,898

Plant restructuring (credit) expense (note 2)	$(118)	$793	$169	$6,745

Other operating income, net (note 3)	$35,351	$1,617	$33,716	$8,618

Operating income (note 1)	$90,560	$33,115	$148,545	$43,443
Loss (income) from equity investment	(728)	-	752	-
Other (income) loss	(234)	(1,656)	2,457	(5,263)
Interest expense, net	1,531	2,690	4,586	9,183
Earnings from continuing operations before income taxes	$89,991	$32,081	$140,750	$39,523

Income tax expense from continuing operations	17,531	7,653	29,479	9,357

Earnings from continuing operations	72,460	24,428	111,271	30,166
Earnings from discontinued operations (net of tax)	-	955	-	955
Net earnings	$72,460	$25,383	$111,271	$31,121

Basic earnings per share:
Continuing operations	$7.96	$2.65	$12.18	$3.23
Discontinued operations	$-	$0.10	$-	$0.10
Net basic earnings per common share	$7.96	$2.75	$12.18	$3.33

Diluted earnings per share:
Continuing operations	$7.90	$2.63	$12.09	$3.20
Discontinued operations	$-	$0.10	$-	$0.10
Net diluted earnings per common share	$7.90	$2.73	$12.09	$3.31

Note 1:

The effect of the LIFO inventory valuation method on third quarter pre-tax results increased operating earnings by $4,656,000 for the three month period ended December 26, 2020 and increased operating earnings by $11,337,000 for the three month period ended December 28, 2019.

The effect of  the LIFO inventory valuation method on third quarter pre-tax results increased operating earnings by $4,268,000 for the nine month period ended December 26, 2020 and increased operating earnings by $7,457,000 for the nine month period ended December 28, 2019.

Note 2:

The nine month period ended December 26, 2020 included a restructuring charge of $169,000 primarily related to closed plants in the Northwest, of which $227,000 was related to severance and $44,000 was related to lease impairments partially offset by a $102,000 credit of a former grower payment. The nine month period ended December 28, 2019 included a restructuring charge of $6,745,000 primarily for lease impairments (including accelerated amortization of $5,266,000) and equipment moves for plants in the Midwest and Northwest.

Note 3:

During the nine months ended December 26, 2020, the Company recorded a gain of $35,660,000 from the sale of it's prepared food business, a loss of $405,000 on the disposal of equipment from a sold Northwest plant and a loss of $365,000 from the sale of unused fixed assets. The Company also recorded a charge of $1,174,000 for a supplemental early retirement plan. Other operating income for the nine months ended December 28, 2019 includes a gain on the partial sale of a plant in the Midwest and Northwest of $5,479,000 and a gain on the sale of unused fixed assets of $3,139,000.

Note 4:

The Company uses the "two-class" method for basic earnings per share by dividing the earnings attributable to common shareholders by the weighted average of common shares outstanding during the period.

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